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                                                                    Exhibit (j)

           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-1A of our reports dated September 21, 2007, relating to the financial statements and financial highlights of iShares S&P GSSI/TM//GSTI/TM/ Series, iShares NYSE Series, iShares FTSE/Xinhua China 25 Index Fund, iShares MSCI EAFE Growth Index Fund, iShares MSCI EAFE Index Fund, and iShares MSCI EAFE Value Index Fund, which appear in such Registration Statement. We also consent to the references to us under the headings "Financial Statements", "Independent Registered Public Accounting Firm" and "Financial Highlights" in such Registration Statement.

PricewaterhouseCoopers LLP
San Francisco, California
November 19, 2007